Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-30515, No. 333-106092, No. 333-117773, No. 333-138208, No. 333-138212, and No. 333-143391) and on Form S-3 (No. 333-156542) of TIB Financial Corp. of our report dated March 15, 2011, with respect to the consolidated balance sheets of Green Bankshares, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010 which report is included in the Annual Report on Form 10-K filed by Green Bankshares, Inc. and subsidiaries for the year ended December 31, 2010 and is incorporated by reference in Form 8-K/A of TIB Financial Corp.  Our report refers to a change, effective January 1, 2009, in the method of accounting for other-than-temporary impairments of debt securities in connection with the adoption of revised accounting guidance issued by the Financial Accounting Standards Board.

/s/ Dixon Hughes Goodman LLP

(formerly Dixon Hughes PLLC)

Asheville, North Carolina

November 17, 2011